Exhibit 24.2


                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of Globalstar Telecommunications Limited hereby severally constitutes and appoints Bernard L. Schwartz, Gregory J. Clark, Michael P. DeBlasio, Eric J. Zahler, Nicholas C. Moren and Harvey B. Rein, and each of them as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign this Registration Statement or Form S-3 covering the Convertible Preferred Stock due 2011 of Globalstar Telecommunications Limited and Common Stock issuable upon conversion thereof or in connection with payments thereon and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all pre- or post effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.


               Signatures                                           Title                                      Date
               ----------                                           -----                                      ----
/s/ Bernard L. Schwartz                           Chairman of the Board and Chief Executive Officer        January 13, 1999
------------------------                          (Principal Executive Officer)
              Bernard L. Schwartz

/s/ Gregory J. Clark                              Vice Chairman and President                              January 13, 1999
--------------------
               Gregory J. Clark

/s/ Sir Ronald Grierson                           Director                                                 January 13, 1999
-----------------------
              Sir Ronald Grierson

/s/ Robert B. Hodes                               Director                                                 January 13, 1999
--------------------
                Robert B. Hodes

/s/ E. John Peet                                  Director                                                 January 13, 1999
-----------------
                 E. John Peett

/s/ Michael B. Targoff                            Director                                                 January 13, 1999
----------------------
              Michael B. Targoff

/s/ A. Robert Towbin                              Director                                                 January 13, 1999
--------------------
               A. Robert Towbin

/s/ Michael P. DeBlasio                           Senior Vice President, Chief Financial Officer           January 13, 1999
-----------------------                           and Director (Principal Financial Officer)
              Michael P. DeBlasio

/s/ Harvey B. Rein                                Vice President and Controller                            January 13, 1999
-------------------                               (Principal Accounting Officer)
                Harvey B. Rein